                                                                EXHIBIT 10.9


                               ACCELGRAPHICS, INC.

                   DIGITAL EQUIPMENT CORPORATION OEM AGREEMENT

This OEM Agreement (the "AGREEMENT") is entered into as of February 21, 1996 by and between AccelGraphics, Inc., a California corporation ("ACCELGRAPHICS"), and Digital Equipment Corporation, ("OEM"). The effective date ("EFFECTIVE DATE") shall be the last date on which an authorized representative of the parties signed below.

THE PARTIES AGREE AS FOLLOWS:

1. DEFINITIONS AND EXHIBITS

1.1 Confidential Information. The term "CONFIDENTIAL INFORMATION" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature, including, without limitation, technical information not included in the Documentation related to the Products, customer lists, marketing plans, financial information and the terms of this Agreement. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party. Notwithstanding any failure to so identify it, however, all Software source code shall be AccelGraphics Confidential Information.

1.2 Distributor. The term "DISTRIBUTOR" shall mean a person or entity that sells computer hardware or software directly to End Customers or to resellers who sell directly to End Customers.

1.3 Documentation. The term "DOCUMENTATION" shall mean written materials or graphic files (including, without limitation, to user manuals promotional brochures, and materials useful for design) that are displayed or printed and relate to or support Products.

1.4 End Customer. The term "END CUSTOMER" shall mean any third party which obtains a unit of the Product solely for its own internal business purposes and not for further distribution or resale.

1.5 End Customer License. The term "END CUSTOMER LICENSE" shall mean such End Customer License in the form attached as Exhibit B.

1.6 Initial Term. The term "INITIAL TERM" shall mean the first two-year term of this Agreement commencing on the Effective Date and ending on the first anniversary of the Effective Date.

1.7 Products. The term "PRODUCTS" shall mean those Products manufactured and/or sold by AccelGraphics as described on Exhibit A attached hereto.

1.8 Proprietary Rights. The term "PROPRIETARY RIGHTS" shall mean all rights held by AccelGraphics in the Products and its Confidential Information, including, without limitation, patents, copyrights, author's rights, trademarks, trade names, know-how and trade secrets, irrespective of whether such rights arise under U.S. or international intellectual property, unfair competition or trade secret laws.

1.9 Software. The term "SOFTWARE" shall mean any software, computer program, source code, object code, listing or related material in machine-readable or printed form (including firmware and all types of media), or any updates and modifications thereto, that are included in the Products.

1.10 Specifications. The term "SPECIFICATIONS" shall mean the Product specifications set forth in Exhibit C.

1.11 Exhibits. The following attached Exhibits shall be made part of this
Agreement:

     A - Products and Pricing

     B - End Customer License

     C - Product Specifications

     D - OEM Pricing Forecast

     F - Product Warranty

     G - OEM Warranty Procedure

     H - OEM Tax Exemption Certificate

2. PRODUCTS

2.1 Products. The products covered by this Agreement shall be those products listed in Exhibit A. AccelGraphics shall not be under the obligation to continue the production of any Product which has a replacement product available which is backwards compatible.

3. CERTIFICATION, LICENSES AND LIMITATIONS

3.1 OEM Certification. OEM certifies that each and every Product to be purchased under this Agreement will be purchased on its behalf as an original equipment manufacturer and that each and every Product will be incorporated by OEM into another system or product that OEM assembles or sells as a spare part for such "system", for sale or lease, in the regular course of OEM's business. OEM further certifies that the system or product into which each and every Product is incorporated will include a hardware computer system supplied by OEM unless the Product is sold as a spare part for such system. OEM agrees that Products intended for other purposes shall not be purchased under this Agreement. Upon AccelGraphics' request, OEM shall furnish to AccelGraphics evidence of compliance with the provisions of this Section 3. 1.

3.2 License Grants. Subject to the terms, conditions, and restrictions of this Agreement, AccelGraphics hereby grants to OEM, under AccelGraphics' Proprietary Rights in the Products, a nonexclusive license, without right to sublicense except as set forth in Section 4. 1, to (i) use and distribute the Products obtained from AccelGraphics hereunder, in the form in which such units are delivered to OEM; (ii) copy the Documentation, solely in order to produce collateral and technical manuals for the Products, and (iii) reproduce or have reproduced in object code form only, the Software distributed by AccelGraphics as necessary for use and distribution of the Products.

3.3 Purchase of Products Subject to Software License and Other Restrictions. The sale of each Product to OEM and the transfer of title for each purchased Product to OEM shall not include a sale of any Software or a transfer of any Software title to OEM. Instead, subject to the terms, conditions and restrictions of this Agreement, the sale of each Product shall include a fully paid license for OEM to use and distribute the Software directly to End Customers or to Distributors. AccelGraphics shall retain full title to the Software and all copies thereof, and OEM and End Customers may use the Software only in accordance with the provisions of the End Customer License. Neither OEM, its Distributors nor the End Customers shall have any access to or rights in the Software source codes, and OEM agrees that it shall not decompile, reverse engineer or otherwise attempt to gain access to the Software source code. Except as specifically provided in this Agreement, neither OEM, its Distributors nor the End Customers shall have the right to copy, modify or remanufacture any Product or part thereof.

3.4 License to Manufacture Under Certain Conditions. If, during the term of this agreement, AccelGraphics is unable to supply OEM with the quantity of Products required by OEM pursuant to the terms of OEM's Purchase Orders in accordance with the provisions of this Agreement for a period of sixty (60) days or more after the scheduled delivery date, Seller shall grant to OEM, solely for the purposes of manufacturing the Products, a license under all of Seller's Intellectual Property Rights, with the right to sublicense, required by OEM to manufacture the Products. Upon OEM's demand, AccelGraphics will forthwith forward to OEM all required technology, including, without limitation, source code for all software. Seller will also make available to OEM all necessary technical assistance required by OEM to manufacture or have manufactured AccelGraphics' Products hereunder and will ensure that OEM has ready access to all required tooling and sources of material supply. If OEM does not use AccelGraphics' current licensed manufacturers to manufacture the Products, OEM shall be responsible for all out of pocket expenses incurred by AccelGraphics' over $5,000, which have been previously authorized in writing by OEM. In the event AccelGraphics demonstrates its ability and readiness to resume its obligations under this Agreement, then OEM or its third-party designee shall return within 90 days to AccelGraphics all information provided by AccelGraphics under this paragraph and at that point all licenses to OEM of AccelGraphics' Intellectual Property Rights pursuant to this paragraph shall immediately terminate. Notwithstanding the above, OEM is not prohibited from manufacturing or procuring any product providing AccelGraphics' intellectual property rights are not infringed.


4. PRODUCT DISTRIBUTION

4.1 End Customer Licensing. Subject to the terms, conditions, and restrictions of this Agreement, OEM and its Distributors shall distribute the Products to End Customers with all related Product Documentation and the End Customer License.

4.2 Distribution Channels. Subject to the terms, conditions, and restrictions of this Agreement, OEM shall be entitled to distribute the Products directly to End Customers or to Distributors; provided, that OEM shall ensure that each Distributor adheres to, and does not perform any act inconsistent with, the terms and conditions of this Agreement.

4.3 Marketing. OEM shall use reasonable efforts to market, and distribute the Products.

5. PRICING

5.1 Pricing. AccelGraphics' Product pricing is set forth in Exhibit A. Subject to Section 7.4 and provided OEM complies with all terms, conditions and restrictions of this Agreement, AccelGraphics agrees to grant OEM the discounts as specified in Exhibit A.

5.2 Price Changes. AccelGraphics shall have the right to revise the prices set forth in Exhibit A upon [* * * *] written notice to OEM. Price increases shall apply to all purchase orders received after the effective date of such price increases. Price decreases shall apply to all accepted but unshipped orders existing on the effective date of such decrease, and to all purchase orders received after the effective date of such decreases.

5.3 Promotional Pricing and Marketing. AccelGraphics may, from time to time, offer special "Promotional Pricing" and/or "Promotional Marketing Programs" which will be effective for specified time periods in which OEM may be asked to participate. Promotional Pricing is not considered a price decrease for purposes of Section 5.2.

6. FORECAST

6.1 Forecasts. During the term of this Agreement, OEM shall provide AccelGraphics with a good faith non binding rolling [* * *] forecast, updated [*
* *] by [* * *], for units of the Products to be provided by AccelGraphics to OEM hereunder during each [* * *].

7. PRICING REVIEW PERIOD

7.1 Pricing Review Period. Every [* * *] starting from the start date of the contract, AccelGraphics and OEM will review products purchased versus the contract pricing. If the quantities purchased do not meet or exceed the agreed upon levels in Exhibit D the contract pricing will be renegotiated. if contract pricing is not agreed upon, AccelGraphics may cancel the contract with 30 days notice.

8. ORDER, ACCEPTANCE AND PAYMENT

8.1 Orders. OEM shall initiate purchases under this Agreement by submitting written purchase orders to AccelGraphics. Such orders shall state unit quantities, unit descriptions, required delivery dates, and shipping instructions. AccelGraphics may accept or reject any order in its sole discretion. AccelGraphics' acceptance of a OEM order will be evidenced by AccelGraphics' issuance of a sales order acknowledgment form. Such sales order acknowledgment form will be issued within ten (10) days after AccelGraphics' receipt of OEM's order. All orders for Products shipped to OEM by AccelGraphics shall be subject to the terms and conditions of this Agreement. Any purchase order which purports to supersede or otherwise modify this Agreement shall be of no force or effect.

8.2 Lead Times and Delivery Dates. OEM shall submit purchase orders to AccelGraphics in accordance with a lead time of (i) [* * *], if such purchase orders are for quantities of Products forecasted by OEM pursuant to Section 6. 1, or (ii) such other lead times to OEM, if such purchase orders are for quantities of Products not forecasted by OEM pursuant to Section 6.1 are:


         Percent above Forecast             Lead Time
         ----------------------             ---------
              [* * * * *]                   [*  *  *]
              [* * * * *]                   [*  *  *]
              [* * * * *]                   [*  *  *]
              [* * * * *]                   [*  *  *]
              [* * * * *]                   [*  *  *]

AccelGraphics shall use commercially reasonable efforts to deliver the Product at the times set forth in AccelGraphics' written acceptances of OEM's purchase orders. AccelGraphics shall notify OEM in a timely manner if a Product delivery schedule previously accepted by both parties cannot be met by AccelGraphics, and shall provide, in such instances, a new delivery date on which AccelGraphics shall be able to deliver such Products.

8.3 Shipping. Unless otherwise specified by OEM and agreed to by AccelGraphics, such Products shall be shipped by AccelGraphics in conformance with AccelGraphics' standard shipping procedures. All Products delivered by AccelGraphics shall be F.O.B. AccelGraphics' manufacturing plant (the "SHIPPING POINT"), at which time risk of loss shall pass to OEM. All customs, duties, freight, insurance and other shipping expenses from Shipping Point, as well as other special packaging expenses requested by OEM, shall be borne by OEM. OEM agrees to satisfy all import formalities pertaining to shipment of units of the Product to destinations outside the United States.

8.4 Acceptance and Rejection. OEM shall inspect all Products promptly upon receipt thereof and may reject any Product that fails in any material way to meet the Specifications. Any Product not properly rejected within ten (10) days after receipt of that Product by OEM (the "REJECTION PERIOD") shall be deemed accepted. To reject a Product, OEM shall, within the Rejection Period, notify AccelGraphics in writing or by facsimile of its rejection and request a Returned Material Authorization ("RMA") number. AccelGraphics shall use its best efforts to provide the RMA number in writing or by facsimile to OEM within five (5) days after receipt of the request. Within ten (10) days after receipt of the RMA number, OEM shall return to AccelGraphics the rejected Product, freight prepaid, in its original shipping carton with the RMA number displayed on the outside of the carton. Provided that AccelGraphics has complied with its obligations in this Section 8.4, AccelGraphics reserves the right to refuse to accept any rejected Product that does not bear an RMA number on the outside of its carton. As promptly as possible, but no later than thirty (30) days after receipt by AccelGraphics of properly rejected Products, AccelGraphics shall, at its option and expense, either repair or replace the Products. AccelGraphics shall pay the shipping charges back to OEM for properly rejected Products; otherwise, OEM shall be responsible for the shipping charges.

8.5 Return of Products after Rejection Period. Unless a Product is returned in accordance with the provisions of AccelGraphics' standard warranty for the Product described in Section 13.1 below, after the Rejection Period, OEM may not return a Product to AccelGraphics for any reason without AccelGraphics' prior written consent. For any Product for which AccelGraphics gives such consent, AccelGraphics shall charge OEM a restocking fee equal to [* * *] of OEM's purchase price for that Product and shall credit the balance of the purchase price to OEM's account. OEM shall be responsible for all shipping charges.

8.6 Payment Terms. AccelGraphics shall submit an invoice to OEM upon shipment of each Product ordered by OEM. The invoice shall cover OEM's purchase price for the Products in a given shipment plus any freight, taxes or other applicable costs initially paid by AccelGraphics but to be borne by OEM. The full invoiced amount for each shipment of Products shall be paid thirty (30) days from the date of invoice if OEM's credit standing is approved by AccelGraphics. AccelGraphics reserves the right to change the credit terms provided herein if, in AccelGraphics' sole discretion, such a change is warranted by OEM's financial condition and payment history. All payments shall be made in U.S. Dollars.

8.7 Taxes. All prices are exclusive of any export, federal, state and local taxes, duties or excises other than taxes based on AccelGraphics' net income. If AccelGraphics pays any taxes, duties or excises which are not included in prices charged for the Product, AccelGraphics shall itemize such taxes, duties or excises as a separate item on its invoices to OEM, and OEM shall reimburse AccelGraphics for such taxes, duties or excises; provided, that OEM shall not be required to make any such reimbursement if it provides a then-current and valid tax exemption certificate to AccelGraphics. Such certificate may be attached as Exhibit G. OEM shall immediately notify AccelGraphics if any tax exemption certificate which OEM has supplied to AccelGraphics becomes invalid.

8.8 Security Interest. AccelGraphics hereby reserves, and OEM hereby grants to AccelGraphics, a purchase money security interest in each Product sold under this Agreement. If OEM sells or leases such Product to another party prior to OEM's paying the full amount of OEM's purchase price for such Product, then the security interest shall cover the proceeds from such sale or lease. A security interest in a Product will be satisfied by payment in full of OEM's purchase price for such Product. OEM hereby appoints AccelGraphics as its attorney-in-fact to execute, on OEM's behalf and in OEM's name, financing statements and other instruments to perfect AccelGraphics' security interest in each Product for the amount of OEM's purchase price for such Product. A copy of this Agreement may be filed with the appropriate authorities at any time after its execution as a financing statement or chattel mortgage to perfect AccelGraphics' security interest.

9. RESCHEDULE AND CANCELLATION

9.1 Reschedule. Except for the Initial Purchase Order, OEM may reschedule any order without a cancellation fee by delivering written notice to AccelGraphics at least [* * *] before the scheduled shipment date, provided that (i) the rescheduled delivery date is not more than [* * *] after the original delivery date and (ii) [* * *].

9.2 Cancellation Fee. Except for the Initial Purchase Order, OEM may cancel any order without a cancellation fee by delivering written notice to AccelGraphics at least [* * *] before the scheduled shipment date. OEM agrees to pay AccelGraphics a cancellation charge of [* * *] of the net price of each Product canceled, for any order canceled with less than [* * *] notice to AccelGraphics.

10. OBSOLESCENCE AND ENGINEERING MODIFICATIONS

10.1 Obsolescence. AccelGraphics reserves the right to modify, alter, improve, change or discontinue any or all of Products covered by this Agreement upon written notice to OEM.

10.2 Engineering Modifications. AccelGraphics will give OEM [* * *] advance notice of all engineering modifications that will affect Products in OEM's inventory if such changes affect form, fit or function. If these modifications make it difficult for OEM to sell this inventory, AccelGraphics will work with OEM to move the affected inventory through resale channels. OEM may cancel with out charge any of the affected product on order after notification, up to [* * *] days before scheduled delivery date.

11. SUPPORT AND TRAINING

11.1 End Customer Support. OEM shall be responsible for supporting all Product that it distributes, or causes to be distributed, to End Customers, and for otherwise interfacing with End Customers. OEM shall have no right, without certification and written approval by AccelGraphics, to conduct warranty repairs on Products. OEM shall not represent to any third party that AccelGraphics is available to answer questions from such third party regarding the Product.

11.2 AccelGraphics Support to OEM. AccelGraphics will provide reasonable consultation via telephone, facsimile and electronic mail to OEM during AccelGraphics' normal business hours with respect to any Distributor or End Customer questions that OEM cannot adequately answer.

12. LIMITED WARRANTIES

12.1 Limited Warranties. AccelGraphics' Standard Graphics Accelerator Board Warranty and Standard Software Warranty are set forth in Exhibit E. The warranty return procedure is outlined in Exhibit F ACCELGRAPHICS' WARRANTIES STATED IN EXHIBIT E ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

13. OWNERSHIP OF PROPRIETARY RIGHTS

13.1 Ownership of Proprietary Rights. OEM acknowledges that the Products are proprietary to AccelGraphics and that AccelGraphics retains exclusive ownership of Products and all Proprietary Rights associated with Products. OEM shall take all reasonable measures to protect AccelGraphics' Proprietary Rights in the Products. Except as expressly provided in this Agreement, OEM is not granted any other rights or licenses to patents, copyrights, trade secrets or trademarks concerning Products. OEM shall promptly notify AccelGraphics in writing upon its discovery of any unauthorized use of the Products or infringement of the Products or AccelGraphics' Proprietary Rights. OEM shall not sell to any End Customer if OEM has notified AccelGraphics that such Customer may be involved in potential unauthorized use of Products or other infringement of AccelGraphics' Proprietary Rights.

14. CONFIDENTIALITY

14.1 Confidentiality. Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as set forth herein, and shall use reasonable efforts not to disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement. Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of the other party's Confidential Information. OEM shall not publish any technical description of Products beyond the description published by AccelGraphics.

14.2 Exceptions. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which the receiving party can prove: (i) was publicly available through no fault of the receiving party; (ii) was known to the receiving party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure; (iii) was known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights; or (iv) was independently developed by the receiving party without any use of the Confidential Information, as demonstrated by files created at the time of such independent development.

14.3 Confidentiality of this Agreement. Each party shall be entitled to disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) in confidence, to accountants, banks, and financing sources and their advisors; (v) in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction.

14.4 Return of Confidential Information. Upon expiration or termination of this Agreement, each party shall return all Confidential Information received from the other party. Moreover, each party shall return Confidential Information upon the written request from such other party.

15. TRADEMARKS

15.1 Trademarks. During the term of this Agreement, OEM shall have a non-exclusive, non-transferable right to indicate to the public that its systems and/or products contain AccelGraphics' Products and to designate such Products under the trademarks, marks, and tradenames that AccelGraphics may adopt from time to time ("Trademarks"). OEM shall not remove or alter any Trademark that is applied to the Products upon receipt of Products from AccelGraphics. Except as set forth in this Section 15. 1, OEM shall have no right, title or interest in the Trademarks. At no time during or after the term of this Agreement shall OEM challenge or assist others to challenge the Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to the Trademarks. All representations of the Trademarks that OEM intends to use shall be exact copies of those used by AccelGraphics, or shall first be submitted to the appropriate AccelGraphics personnel for approval of design, color, and other details; and such approval shall not be unreasonably withheld. If any of the Trademarks are to be used in conjunction with another party's trademark on or in relation to Products, then the AccelGraphics Trademarks shall be presented equally legibly, equally prominently, but nevertheless separated from the other so that each appears to be a trademark in its own right, distinct from the other mark.

15.2 Termination of Agreement. Upon termination of this Agreement for any reason, OEM will immediately cease all use of Trademarks and, at OEM's election, destroy or deliver to AccelGraphics all materials in control or possession which bear such Trademarks.

16. INDEMNITY

16.1 By AccelGraphics. OEM agrees that AccelGraphics has the right to defend, or at its option to settle, and AccelGraphics agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against OEM or its customer on the issue of infringement of any patent, copyright or trademark by the Products sold hereunder or the use thereof, subject to the limitations hereinafter set forth. AccelGraphics shall have sole control of any such action or settlement negotiations, and AccelGraphics agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against OEM or its customer on such issue in any such suit or proceeding defended by AccelGraphics. OEM agrees that AccelGraphics at its sole option shall be relieved of the foregoing obligations unless OEM or its customer notifies AccelGraphics promptly in writing of such claim, suit or proceeding and gives AccelGraphics authority to proceed as contemplated herein, and, at AccelGraphics' expense, gives AccelGraphics proper and full information and assistance to settle and/or defend any such claim, suit or proceeding.

16.2 AccelGraphics Options. If the Products, or any part thereof, are, or in the opinion of AccelGraphics may become, the subject of any claim, suit or proceeding for infringement of any patent, copyright or trademark, or if it is adjudicatively determined that the Products, or any part thereof, infringe any patent, copyright or trademark, or if the sale or use of the Products, or any part thereof, is, as a result, enjoined, then AccelGraphics may, at its option and expense either: (i) procure for OEM and its customers the right under such patent, copyright or trademark to sell or use, as appropriate, the Products or such part thereof; or (ii) replace the Products, or part thereof, with other suitable Products or parts; or (iii) suitably modify the Products, or part thereof, or (iv) if the use of the Products, or part thereof, is prevented by injunction, remove the Products, or part thereof, and refund the aggregate payments paid therefor by OEM, less a reasonable sum for use and damage. AccelGraphics shall not be liable for any costs or expenses incurred without its prior written authorization.

16.3 Limitation, Notwithstanding the provisions of Section 16.1 above, AccelGraphics assumes no liability for (i) infringements covering completed equipment or any assembly, circuit, combination, method or process in which any of the Products may be used but not covering the Products when used alone; (ii) trademark infringements involving any marking or branding not applied by AccelGraphics or involving any marking or branding applied at the request of OEM; or (iii) infringements involving the modification or servicing of the Products, or any part thereof, unless such modification or servicing was done by AccelGraphics.

16.4 Entire Liability. The foregoing provisions of this Section 16 state the entire liability and obligations of AccelGraphics and the exclusive remedy of OEM, its Distributors and their respective End Customers with respect to any alleged infringement of patents, copyrights, trademarks or other intellectual property rights by the Products or any part thereof.

16.5 By OEM. Except for infringement claims covered by AccelGraphics' indemnity in Section 16. 1, OEM agrees to indemnify and hold AccelGraphics harmless against any cost, loss, liability, or expense (including attorneys' fees) arising out of third party claims against AccelGraphics as a result of OEM's (i) representations of the Product which are inconsistent with AccelGraphics' published Product descriptions and warranties, or (ii) other use or distribution of the Product not authorized by this agreement.

17. LIMITATION OF LIABILITY

17.1 LIMITATION OF LIABILITY. EXCEPT AS PROVIDED IN SECTION 16, OEMS EXCLUSIVE RIGHT TO RECOVER DAMAGES FOR ANY CAUSE WHATSOEVER WILL BE LIMITED TO THE TOTAL AMOUNT PAID TO ACCELGRAPHICS FOR THE PRODUCT PURCHASED OR $200K, WHICH EVER IS LESS, FOR THE PRODUCTS THAT ARE THE SUBJECT MATTER OF OEM'S CLAIM. IN NO EVENT WILL ACCELGRAPHICS BE LIABLE FOR ANY COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, LOSS OF USE, INTERRUPTION OF BUSINESS, LOST PROFITS OR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES OF ANY KIND UNDER ANY CAUSE OR ACTION (INCLUDING NEGLIGENCE), WHETHER OR NOT ACCELGRAPHICS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

18. TERM AND TERMINATION

18.1 Term of Agreement. The Initial Term of this Agreement shall commence on the Effective Date of this Agreement and remain in force for two (2) years from the Effective Date and shall automatically renew for one (1) year increments (Subsequent Terms) unless earlier terminated under the terms of this Agreement.

18.2 Default. If either party defaults in the performance of any of its material obligations hereunder and if such default is not corrected within thirty (30) days after written notice thereof by the other party, then the nondefaulting party, at its option, may, in addition to any other remedies it may have, terminate this Agreement by giving written notice of termination to the defaulting party.

18.3 Insolvency. This Agreement may be terminated immediately by either party, on written notice, (i) if the other party becomes insolvent, (ii) upon the institution by the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts, (iii) upon the institution of such proceedings against the other party, which are not dismissed or otherwise resolved in its favor within sixty (60) days thereafter,
(iv) upon the other party's making a general assignment for the benefit of creditors, or (v) upon the other party's dissolution or ceasing to conduct business in the normal course.

18.4 Termination for Failure Renegotiate Pricing. If OEM fails to purchase up to the forecasted product levels in Exhibit D and AccelGraphics and OEM are unable to renegotiate pricing based on the actual quantity of products purchased as set forth in Section 7 above, then AccelGraphics may terminate this Agreement upon [***] written notice to OEM.

18.5 Fulfillment of Orders upon Termination. Upon termination of this Agreement for other than OEM'S breach, AccelGraphics shall have the option, at its sole discretion, to continue to fulfill all orders accepted by AccelGraphics prior to the date of termination.

18.6 Effect of Termination.

     (a) If this Agreement is terminated, AccelGraphics shall have the option, at its sole discretion, to repurchase from OEM any or all Products shipped to OEM which remain unsold Products in OEM'S inventory, at the net price paid by OEM, less any prior credits granted by AccelGraphics.

     (b) Notwithstanding any credit terms previously established with OEM, upon notice of termination, all monies owed to AccelGraphics shall become due and OEM shall remit to AccelGraphics such monies owed no later than ten (10) days after receipt of notice of termination.

     (c) If this Agreement is terminated or expires, then all of OEM'S rights and licenses with respect to the Product shall terminate, provided that (i) OEM'S right to continue to use one (1) copy of the Product and one (1) copy of the related Documentation, in accordance with this Agreement, solely to support and maintain existing OEM End Customers shall survive; and (H) each End Customer license granted by OEM in accordance with this Agreement, in existence as of the effective date of expiration or termination, shall survive in accordance with its terms, subject to termination for default in accordance with its terms, which shall include the right of AccelGraphics and OEM to terminate for default with respect to the End Customer License. All other copies of the Product and related Documentation in OEM'S and its Distributors' possession shall be promptly destroyed or returned to AccelGraphics.

19. SURVIVAL

The provisions of Section 8.5 ("Return of Products After Rejection Period"),
Section 8.6 ("Payment Terms"), Section 8.8 ("Taxes"), Section 8.9 ("Security Interest"), Section 12 ("Limited Warranties"), Section 13 ("Ownership of Proprietary Rights"), Section 14 ("Confidentiality"), Section 15 ("Trademarks"),
Section 16 ("Indemnity"), Section 17 ("Limitation of Liability"), Section 18 ("Term and Termination"), Section 19 ("Survival"), Section 20 ("Export Laws and Regulations") and Section 21 ("General") shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

20. EXPORT LAWS AND REGULATIONS

20.1 Import & Export Controls. OEM understands that AccelGraphics is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of AccelGraphics to provide Products, as well as any technical assistance, will be subject in all respects to such United States laws and regulations and will from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, or Office of Export Licensing. OEM warrants that it will comply in all respects with the export and reexport restrictions set forth in the export license (if necessary) for every Product shipped to OEM. OEM will take all actions which may be reasonably necessary to assure that no end-user contravenes such United States laws or regulations.

20.2 Export Prohibitions. Without in any way limiting the provisions of this Agreement, OEM agrees that unless prior authorization is obtained form the Office of Export Licensing, it will not export, reexport, or transship, directly or indirectly, to country groups Q, S, W, Y, or Z (as defined in the Export Administration Regulations), or Afghanistan or the People's Republic of China (excluding Taiwan) any of the technical data disclosed to OEM or the direct product of such technical data or otherwise contravene the Export Administration Regulations or other United States laws and regulations in effect from time to time.

20.3 English Language. This Agreement was negotiated and executed in English, and the original English language version will be controlling.

20.4 Government Approvals. OEM represents and warrants that no consent or approval of any governmental authority is required in connection with the valid execution and performance of this Agreement.

20.5 Currency Control. OEM represents and warrants that no currency control laws prevent the payment to AccelGraphics of any sums due under this Agreement.

21. GENERAL

21.1 U.S. Government Restricted Rights. OEM shall ensure that any Software distributed, directly or indirectly, by OEM to the United States Government shall be distributed pursuant to an agreement that contains the following language:

         "This Product is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the government is subject to the restrictions set forth in subdivision (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at 48 CFR 252.227-7013, or in the Commercial Computer Software Restricted Rights clause at 48 CFR 52.227-19, as applicable. The contractor is [Insert Name and Address of OEM]. The manufacturer is AccelGraphics, Inc., 1942 Zanker Road, San Jose, CA 95112.

21.2 Assignment. OEM shall not assign this Agreement in whole or in part, without AccelGraphics' prior written approval. AccelGraphics may assign this Agreement in whole or in part. AccelGraphics may also sell, pledge or otherwise transfer its right to receive payments under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

21.3 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without reference to conflict of laws principles.

21.4 Forum Selection. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts within Santa Clara County, California, and the parties agree and submit to the personal and exclusive jurisdiction and venue of these courts.

21.5 Partial Invalidity. If any provision in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

21.6 Independent Contractors. The parties hereto are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint ventures. OEM shall not create or assume any obligation on AccelGraphics' behalf for any purpose whatsoever, unless AccelGraphics expressly agrees to such an obligation in writing.

21.7 Modification. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

21.8 Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

21.9 Notices. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by certified or registered letter, or by facsimile confirmed by registered or certified letter, to the other party at the following address, or such new address as may from time to time be supplied hereunder by the parties hereto. Notices will be deemed effective three (3) working days after deposit, postage prepaid, in the mail.

ACCELGRAPHICS                               DIGITAL EQUIPMENT CORPORATION
AccelGraphics, Inc.                         ____________________________________
1942 Zanker Road                            ____________________________________
San Jose, California 95112                  ____________________________________
Telephone: 408-441-1556                     Telephone:__________________________
Facsimile: 408-467-5097                     Facsimile:__________________________
Attention: President                        Attention:__________________________

21.10 Force Majuere. Notwithstanding anything else in this Agreement, and except for the obligation to pay money, no default, delay or failure to perform on the part of either party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be due to causes beyond the reasonable control of the party charged with a default, including, but not limited to, causes such as strikes, lockouts or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquakes, acts of God, nuclear disasters, or default of a common carrier; provided, that for the duration of such force majeure the party charged with such default must continue to use all reasonable efforts to overcome such force majeure.

21.11 Legal Fees. In any litigation or arbitration relating to this Agreement, including litigation or arbitration with respect to any addendum, instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

21.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

21.13 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter of this Agreement. This Agreement merges and supersedes all prior or contemporaneous agreements, discussions and understandings between the parties, oral or written, concerning the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

ACCELGRAPHICS, INC.                              Digital Equipment Corporation

By:      /s/ Nancy E. Bush                       By:      /s/ Eddie C. Maxie
   ___________________________________              ____________________________

Print Name:      Nancy E. Bush                   Print Name:   Eddie C. Maxie
           ___________________________                      ____________________

Title:           CFO                             Title:        VP Acquisition
      ________________________________                 _________________________

Date:            2/21/96                         Date:         2/5/96
      ________________________________                 _________________________

                                    EXHIBIT A

                              PRODUCTS AND PRICING


[*   *   *]              [*   *   *]                         [*   *   *]

                                    EXHIBIT B

                              END CUSTOMER LICENSE

READ THE TERMS AND CONDITIONS OF THIS LICENSE CAREFULLY BEFORE USING THIS SOFTWARE. BY USING THIS SOFTWARE, YOU AGREE TO BE BOUND BY THE TERMS OF THIS AGREEMENT, WHICH INCLUDE THE SOFTWARE LICENSE AND THE LIMITED WARRANTY (COLLECTIVELY, THE "AGREEMENT"). IF YOU DO NOT ACCEPT OR AGREE TO BE BOUND BY THE TERMS OF THIS AGREEMENT, PROMPTLY RETURN THE SOFTWARE UNUSED WITHIN FIFTEEN
(15) DAYS OF PURCHASE FOR A REFUND.

                           SOFTWARE LICENSE AGREEMENT

1. License to Use. AccelGraphics, Inc. ("AGI") grants you ("CUSTOMER") a non-exclusive and non-transferable license ("LICENSE") to use the enclosed AGI graphics software library and accompanying documentation ("SOFTWARE") to develop and compile software applications that use the Software ("APPLICATIONS"). This License does not grant the right to distribute any form of the Software with or without Applications.

2. Restrictions. The Software is copyrighted and title to all copies is retained by AGI. This program is licensed to you for use under the terms of this Agreement. This license is not a sale. Title and copyrights to the software and any copy of the software made by you remain with AGI. Unauthorized copying of the Software, or failure to comply with the restrictions below, will result in automatic termination of the license and will make available to AGI other legal remedies.

YOU MAY:

         - Make one (1) copy of the Software in machine readable form solely for backup purposes, provided that you reproduce all copyright and proprietary notices on the copy.

YOU MAY NOT:

         - Make copies of the documentation or program disks except for the one (1) backup copy.

         - Distribute Software of Applications which incorporates the Software in any manner.

         - Loan, rent, sell, sub-license or otherwise transfer the software and/or documentation.

         - Modify, translate, reverse engineer, decompile, disassemble, create derivative works based on or copy (except for the backup copy) the Software.

         - Remove any proprietary notices, labels or marks on the Software of AGI or its licensors.

         - Export or reexports whether directly or indirectly, the Software, or any direct or derivative products thereof, outside the United States without first obtaining the appropriate government export licenses and approvals, and obtaining an export license from AGI.

3. Limited Warranty. AGI warrants that the media on which the Software is furnished will be free of defects in materials and workmanship under normal use for a period of thirty six (36) months from the date of purchase, as evidenced by a copy of your receipt. Otherwise, the Software is provided "AS IS," without a warranty of any kind. This warranty extends only to Customer as the original licensee. AGI's entire liability and Customer's exclusive remedy under this warranty will be the correction of defects in media or replacement of the media, or if correction or replacement is not reasonably achievable by AGI, the refund to Customer of the license fee, upon return of the software.

4. Disclaimer of Warranty. EXCEPT AS SPECIFIED IN THIS LICENSE AGREEMENT, ALL EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR
NON-INFRINGEMENT, ARE HEREBY EXCLUDED. AGI DOES NOT WARRANT THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE.

5. Limitation of Liability. IN NO EVENT WILL AGI BE LIABLE FOR ANY LOST REVENUE, PROFIT OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE, EVEN IF AGI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6. Confidentiality. The Software is confidential and proprietary information of AGI and/or its licensors. Customer agrees to take adequate steps to protect the Software from unauthorized disclosure, copying or use.

7. Termination. This License is effective until terminated. Customer may terminate this License by destroying all copies of the Software including accompanying documentation. This license will terminate immediately without notice from AGI if Customer fails to comply with any provision of this License. Upon termination, Customer must destroy all copies of Software.

8. US. Government Restricted Rights. If Customer is acquiring the Software on behalf of the U.S. Government, the following provisions apply. If the Software is supplied to the Department of Defense ("DOD"), the Software is subject to "Restricted Rights" as that term is defined in the DOD Supplement to the Federal Acquisition Regulations in paragraph 252.227-7013(c). If the Software is supplied to any unit or agency of the United States Government other than DOD, the governments rights in the Software will be defined in paragraph 52.22719(c)(2) of the Federal Acquisition Regulations. Use, duplication, reproduction or disclosure by the Government is subject to such restriction. Contractor/Manufacturer is: AccelGraphics, Inc., 1942 Zanker Road, San Jose, CA 95112.

9. Governing Law. This License is made under and will be governed by the laws of the State of California, USA, excluding its choice of law provisions.

10. Integration. This Agreement between Customer and AGI is the entire agreement between Customer and AGI relating in any way to the Software. This Agreement supersedes any proposal or prior agreement oral or written and any other communication relating to the subject matter of this Agreement. No variation of the terms of this Agreement or different terms will be enforceable against AGI unless AGI gives its express consent, including an express waiver of the terms of this Agreement, signed in writing by an officer of AGI.

11. Support. You must complete and return the Software Registration to be eligible for customer support and service.

IF YOU HAVE ANY QUESTIONS REGARDING THIS LICENSE, PLEASE CONTACT US IN WRITING
AT:

                           ACCELGRAPHICS, INC.
                           1942 ZANKER ROAD
                           SAN JOSE, CALIFORNIA 95112
                           ATTENTION:   CUSTOMER SUPPORT

                                    EXHIBIT C

                         AG300 PURCHASING SPECIFICATION

                                 (SEE ATTACHED)

To:      ST_JOHNSON
CC:
Subj: AccelGraphics AG300 Purchase Specification, Rev: 17Dec95


================================================================================
                                                                     17-DEC-1995
                           AccelGraphics AG300 PCT-Bus
                              Graphics Adapter Card
                          (30-46897-01: Purchase Spec)
--------------------------------------------------------------------------------

TlTLE: AccelGraphics           AG300      PCI-Bus      Graphics Adapter Card

Proprietary Information

This document defines the requirements that the Vendor shall meet to supply products to Digital Equipment Corporation. Portions of this document contain Digital Equipment Corporation proprietary information. This information may only be used in the design, production or manufacture of the product to be supplied to Digital Equipment Corporation, and is governed solely by the provisions of the Basic order Agreement between Vendor and Digital Equipment Corporation.

Not withstanding any less restrictive or conflicting legends appearing on Digital standards, Drawings, or Purchase Specifications to the contrary, the use of the information contained in this document is governed solely by the provisions of the Basic Order Agreement. This is an unpublished work protected by Federal Copyright Law. Any unauthorized reproduction is strictly prohibited. All rights reserved.

Default Tolerances

Unless otherwise specified, dimensions are in inches. Fractional inch tolerance is +/- 1/64. Decimal inch tolerances are as follows:

                  one place         0.1
                  two places        0.02
                  three places      0.005

Angle tolerance is +/- 0 deg. 30 min.


Approved Vendor

Approved vendors are designated in Digital's Qualified Vendor Listing.

Document Approvals and Date

Product Manager        Resp.                  Purchasing             Release
                       Engineer               Manager                Data
--------------------------------------------------------------------------------
Kevin Gray             Thomas Zajac           Steve Johnson

Digital Purchase Specification                                     page 1 of 11
PS-30-46897-01


Document Revision History

Doc        XCO No.  Data       Change Description
Revision
--------------------------------------------------------------------------------
0.1        -        29-Nov-95  Prelim
0.2        -        6-Dec-95   Changes per vendor's rev 0.1 review
0.3        -        13-Dec-95  Added European & Japanese regulatory requirements
0.4        -        17-Dec-95  Further detailed spec's
--------------------------------------------------------------------------------


IBM, PC/XT/AT and PS/2 are registered trademarks of International Business Machines Corporation

SCO and SCO XENIX are trademarks of the Santa Cruz Operation, Inc.

UNIX is a registered trademark of AT&T Bell Laboratories

The following are trademarks of Digital Equipment Corporation:

DEC
DECpc
Digital
DECstation
VMS
PCSA

1.0 General Description

Digital shall purchase from AccelGraphics, Inc. the Accel AG300 PCI-Bus Graphics Accellerator Adapter Card for use with Digital line of personal computers.

The AC300 adapter shall provide the interface between the PCI-bus and 15 pin analog video output and include the following features:

- High performance accelerated hardware based graphics operations for fast 2D and 3D Windows-NT graphics and imaging operations
- High speed 5MB VRAM memory supporting 32 planes, 24-bit true color, 16-bit double-buffered color and 8-bit color.
-    2.5 MB DRAM providing 16-bit Z-buffer capability
- Hardware acceleration and 3D rendering including color interpolation on the spans, clip testing, alpha testing and Z-testing.
- Driver support for the following operating systems: Windows NT 3.51 (or latter rev) including support for standard Windows v3.1 and Windows for Work Groups v3.11 applications.
-    Supports OpenGL 3D graphics API on Windows NT ver. 3.51 (or latter rev)
- The following applications will be supported and appropriately certified for operation with the AG300 on the specified Digital PC's in which the AG300 will be offered:
          a)  Microsoft Windows-NT 3.51 OpenGL
          b)  Microsoft Windows-NT HCT (hardware compatibility test)
          c)  Pro/Engineer and Pro/Jr. from Parametric Technology Corporation
          d)  AVS/Express from Visual Systems Inc.
          e)  Inventor's Studio
          f)  SDRC I DEAS
          g)  SoftImage
-    Resolutions supported: 1024x768, 1280x1024
-    Color depths supported: 256, 65K, 16.7M (true-color)
- Single option connecto-slot PCI-bus card compliant to PCT-bus. Specification Ver 2.1
-    Flicker free non-interlaced and interlaced monitor support for standard
     PC color multisync monitors with VFSA monitor rates/timing per chart below:

              1024x768:        60, 70, 72 Hz
              1280x1024:       60, 70 and 74Hz

-    Graphics Performance:

              2D vectors:      750K/sec (10-pixel, 24-bit)
              3D vectors:      750K/sec (10x1 pixels, Gauraud shaded, unlit, Z-buffered)
              3D triangles:    250K/sec (50 pixels, Gauraud shaded, lit, Z-buffered)
              Frame buffer-to-frame buffer copy:
                               30 Mpixels/sec (8/16-bit images)
                               15 Mpixels/sec (32-bit images)

- Dual screen capability with an additional AG300 card installed. Doubles the resolution, to 2560x1024 (1280x1024 setting) and 2048x768 (1024x768 setting). Provides twice the Windows-NT screen size allowing complete Windows operation movement from screen to screen including all cursor movements and full support for all AG-300 3D features.
- VGA signal pass-thru capability via external pass-thru cable to add VGA functional capability by routine at separately provided VGA graphics card's VGA signal into the ACCEL AG300 VGA-In connector.
-    Minimum system operational requirement:

              CPU:         Intel Pentium, Pentium-Pro or 486
              RAM:         Windows/NT with OpenGL only:                    16MB
                           CAD applications under Windows/NT:              32MB
              Hard Disk:   200MB or greater
              Monitor:     Standard PC color multisync monitors with VESA-
                           standard monitor rates/timing for non-interlaced and interlaced operation

- US, Canadian, European and Japanese Regulatory Approvals including European CE-Mark.
-    3-yr. warranty

2.0  Video Board Kit Contents

Each Accel AG300 PCI Video Board kit shall consist of the following items:

ITEM:                                                                  PART #:        PROVIDER:
ACCELGRAPHICS AG300 VIDEO BOARD KIT                                    30-46897-01    ACCEL
             --- ACCEL AG300 PCI VIDEO CARD                                           ACCEL
             --- WINDOWS NT 3.51 INTEL-CPU DRIVERS DISKETTE 3.5"                      ACCEL
             --- USERS/INSTALLATION MANUAL                                            ACCEL
             --- 1 FOOT VGA PASS-THRU CABLE                                           ACCEL
             --- PACKAGING BOX                                                        ACCEL
                         --- (1) BAR CODE LABEL STOCK                                 ACCEL

3.0  Software Drivers

As updates to drivers become available from Accel, Accel will provide a single copy of those updates to Digital at no cost to Digital. These updates will be provided via bulletin board or floppy disk media. Accel will allow Digital to place those updates on a bulletin board at Digital for the benefit of customers who have purchased an Accel Video Board with older drivers. The Digital BBS is located and accessible at multiple geographic locations (US, Europe, Far East).

4.0  Physical Specifications:

     Card: Length: 8.0" Width: 4.20" Height: 0.7"
     Standard PCI Spec Ver 2.1 compliant form factor
     Weight: Not more than 6 ounces.

4.1  Architecture Interface:

     Standard PC PCI-Bus Ver 2.1 electrical and physical interface Standard 15-pin D-type video output Connector (on bracket) to monitor Standard 15-pin D-type connector (on bracket) for VGA PassThru-In

4.1.1    Standard 15-pin D-Type Video Output Connector to Monitor:

         (5)  (4)  (3)  (2)  (1)
            (10)  (9)  (8)  (7)  (6)
         (15) (14) (13) (12) (11)

       Pin No.    Signal Description
         1        Red (per section 4.1.3 and 4.1.4)
         2        Green (per section 4.1.3 and 4.1.4)
         3        Blue (per section 4.1.3 and 4.1.4)
         4        Free
         5        Ground (analog)
         6        Ground (red)
         7        Ground (green)
         8        Ground (blue)
         9        Free
         10       Ground (sync.)
         11       Free
         12       Free
         13       HSync (per section 4.1.3 and 4.1.4)
         14       VSync (per section 4.1.3 and 4.1.4)
         15       Free

4.1.2    15-pin D-Type Connector for VGA-PassThru Input from VGA Card:

         (5)  (4)  (3)  (2)  (1)
            (10)  (9)  (8)  (7)  (6)
         (15) (14) (13) (12) (11)

       Pin No.    Signal Description
         1        Red (per section 4.1.3 and 4.1.4)
         2        Green (per section 4.1.3 and 4.1.4)
         3        Blue (per section 4.1.3 and 4.1.4)
         4        Free
         5        Ground (analog)
         6        Ground (red)
         7        Ground (green)
         8        Ground (blue)
         9        Free
         10       Ground (sync.)
         11       Free
         12       Free
         13       HSync (per section 4.1.3 And 4.1.4)
         14       VSync (per section 4.1.3 and 4.1.4)
         15       Free

4.1.3    15-pin D-Type Connector Signal Electrical Spec's:

               R,G,B Video output signals:
                       Signal level --- 0.714V +/-7%
                       DC level --- less than or equal to +/- 1.0 volt
                       Output impedance --- 75 Ohms +/2%
               R,G,B output level variation --- less than or equal to +/-5%
                       Tr/Tf --- 4 ns less than Tr/Tf less than 9 ns (test with a RC loading, 2K ohms / 200p F)

               H/V Sync signals:
                       TTL level output --- Vol greater than or equal to 2.1V @ Iol - 0.5 mA
                                            Vol less than or equal to 0.7V @ Iol :- 3.0 mA
                       Tr/Tf --- 10 ns less than Tr/Tf less than 300 its ( test with a RC loading, 2K ohms / 200p F)

               H/V sync signals sequencing:
                       1s less than From power switch on to H/V sync present less than 20s
                       Os less than Activated from Suspend state to H/V sync present less than 1s
                  DDC1/DDC2B signals: Not supported.

4.1.4    15-pin D-Type Connector Signal Timing Spec's:

Per VESA Computer Display Monitor Timing Specification Ver. 1.0, Rev. 0.3, Dtd 2/16/95 (Video Electronics Standard Association, 2150 Nort First Street, Suite 440, San Jose, CA 95131-2020) for the following settings:

                           1024x768:          60, 70, 72 Hz
                           1280x1024:         60, 70 and 74Hz

5.0      Warranty

Vendor will provide a three(3) year warranty on the AG300 Video Board. This three year warranty will cover normal component failure occurances.

6.0      Approvals

The vendor shall provide product with the following approvals to Digital:

FCC CFR Title 47,                           Federal Communications Commission Rules
Part 15                                     and Regulations, Part 15, Class B Digital Device/Personal
                                            Computer. (The AccelGraphics Inc. AG300 video board is required to meet FCC Class-B certification on
                                            the specific Digital PC's in which
                                            is will be offered:
                                                  a)     Project name Delta PC platform
                                                  b)     Celebris-XL PC

UL 1950                                     Underwriter's Laboratories, Inc. information
(1st Edition)                               Technology Equipment Including Electrical Business Equipment

CISPR-22 Class-B                            EN55022

EN60950                                     Safety of Information Technology Equipment (TUV)

VCCI Type 2 ITE                             Japanese RPl Emission Regulatory Specification

7.0      Product Marking

The product boxes shall be marked with a Digital part number, revision level, manufacturing site code, quantity.

Product bar code labels shall be as described in DEC STD-047 to assure traceability through the Digital warehousing and distribution systems.

Each box shall have two machine readable bar code labels, one on each side with the following minimum information printed in bar code, with human readable characters and Data Identifiers. The data shall be printed in this sequence: (1) Digital part number, (2) Quantity, (3) UPC#, (4) "Made in" or "Assembled in" statement in English and French.

                       LABEL FORMAT:
                       (stacked)

                        ------------------------------------------------
                       (P) PROD ID:
                                                30-46897-01                  less than --- Human readable
                                               IIIIIIIIIIII                  less than ---Symbology code 39
                        ------------------------------------------------
                        (Q) QTY.:
                                                     2                       less than ---Human readable
                                                    III                      less than ---Symbology code 39
                        ------------------------------------------------
                        UPC:
                                                  IIIIIIIIII                 less than ---Retail serial no, -
Human readable--- greater than                 ?????????????                     Symbology code I 2/5,
                        ------------------------------------------------         UPC-A barcode symbol
UPC-A barcode symbol.
                        assemble in the U.S.A/                               less than ---Human readable
                        assemble' aux Etats Unis
                        ------------------------------------------------

LABEL PLACEMENT: For the Product ID package, only one bar code label is required per unit pack. This shall be on the lower right hand corner.

F.A.C.T DATA IDENTIFIERS: Each bar code data field shall have the appropriate Data identifier encoded within bar code symbol according to ANSI/MH10.9 FACT standard. Examples would be (Q) for Quantity, (P) for product number, etc.

COUNTRY OF ORIGIN: Each product package label shall be marked in English and French with, the Country of Origin (COO) for made in or assemble in. This will, be printed at the bottom of the label in human readable text only.

UPC RETAIL LABEL: Shall have retail UPC label with UPC Item Number printed in bar code symbology UPC-A.

8.0      Packaging and Shipping

Boxed video board kit containing video board, diskettes, cable and manuals shall be packed in a damage resistant box. Digital will receive all units in single-unit boxes.

The boxed product shall be consolidated boxed and shipped to the appropriate warehousing and distribution facility specified by Digital, ready to be installed in designated systems or kitted for customer runs without inspection or other action by Digital. Each unit shall be sufficiently packaged for protection against damage during shipping, handling, and storage.

9.0      Power Requirements:

The voltages required to operate this electronics board are +5.0 Volts DC +5% at 3. 2 Amps maximum
+12 Volts DC +/- 8% at 0 Amps maximum
-12 Volts DC +/- 8% at 0 Amps maximum
measured at the interface side of the bus connector to its associated return ground.

Maximum power supply ripple allowed:

+5V Supply: 100 mV peak-to-peak, 0 - 20MHz
+12V Supply: 200 mV peak-to-peak, 0 - 20MHz
-12V Supply: 200 mV peak-to-peak, 0 - 20MHz

10.0     Environmental Requirements

10.1     Operating Environment:

For operating conditions listed below, the product must be capable of all specified functional capabilities without any degradations over the full operational range. Under these operating conditions, the product shall not suffer any damage (or pc system it is installed in) nor adversely affect subsequent product operation.

Operating:

Temperature:                       50 deg F to 122 deg F

Humidity:                          10% - 90% non-condensing

Altitude:                          0 to 6562 ft (2.0 km) above mean sea level

Mechanical Shock:                  The product (installed in the DEC PC system)
                                   will operate while a half-size shock pulse of 10G (+/- 1G) and 10mSec (+/- 3mSec) duration is applied once in either direction of three orthogonal axes.

Mechanical Vibration:              The product (installed in DEC PC system) will
                                   operate while subjected to the following vibration conditions applied in either direction of the three orthogonal axes:

                                   Frequency:       Acceleration:
                                   5-10Hz           0.020 in. DA
                                   10-500-10Hz      0.1 G peak (1.0 m/S-squared)
                                   30-5Hz           0.020 in. DA

10.2     Non-Operating Environment:

The following conditions will not cause damage to the product (or pc system it is installed in) nor adversely affect subsequent product operation.

Temperature:                        -20 deg C to +50 deg C

Humidity:                           5% - 95% non-condensing

Altitude:                           0 to 12,000 ft (3.6 km) above mean sea level

Mechanical Shock:

         Customer handling:         Not adversely affected by normal handling
                                    and usage.

         Shipping packaging:        Meets ASTM D-775 Standard Method of Drop
                                    Test for Shipping Containers

11.0     Factory configured Jumper Selections

The Accel Graphics AG300 Graphics Card may incorporate staking pins and Jumper plugs to control various system parameters. These jumper selections shall be configured in standard vendor factory default setting as follows:

Jumper                      Setting                       Function
--------------------------------------------------------------------------------
None

12.0     Quality Assurance Provisions

Workmanship: The product shall be supplied uniform in quality, and free from defects that adversely affect life, serviceability, performance, or appearance.

13.0     Approval

Products submitted shall have been initially approved by Digital. Approval shall be given only after samples representative of the supplier's normal production process have been examined, tested, and found to meet the requirements of this specification. After approval, no changes affecting appearance, form, fit, or function shall be made without written approval from Digital, and incorporation of such labeling and/or documentation changes as Digital considers necessary to reflect the changes.

14.0     Reliability

The AG300 will meet the following:

Mean-time-between-failures (MTBF)       Greater than 100K Hour (100% duty-cycle)
Preventative Maintenance                None

Vendor shall provide Digital with field failure data for purposes of field service spare planning.

15.0     Technical Data Package

Vendor shall provide Digital with a technical data package that includes the suppliers product specifications. Vendor shall provide all technical data needed by Digital to identify hardware equipment and software, conduct configuration control, inspection, and conduct system and environmental testing. Vendor shall provide copies of their final test software to Digital for system verification. For specific requirements, refer to the Quality Addendum to the Basin Order Agreement.

16.0     Connectors

Monitor Connector:                  IBM-PC VGA standard 15-pin D-type connector (female, on bracket)
VGA Pass-Thru Connector:            IBM-PC VGA standard 15-pin D-type connector (an bracket)
PCI-bus Connector:                  Compliant to PCI Ver 2.1 specification

17.0       Reference Documents and Drawings

Digital Standard 119                Digital Product Safety

Digital Standard 043                Packaging Requirements for Vendor Supplied
                                    Products, Parts and Assemblies.

Digital Standard 047                Bar Code Specification

Federal Communications              FCC Part 15, Docket 20780, Subpart J for class B equipment in an enclosure.
Commission

Underwriter's Laboratories          Safety of Information Technology Equipment with sub clauses 1-7
Inc. UL-STD-1950                    Applicable Appendix and Supplement B.

Canadian Standards Association      No. 950 Safety of Information Technology Equipment including Electrical
CSA-STD-C22.2                       Business Equipment
No. 950 -M1989

ISO 9000 (For ref only)             Quality Management and Quality Assurance

                                    EXHIBIT D

                              OEM PRICING FORECAST

Purchases for Initial Term, starting January 1996, forecasted amounts:

                  [*                           *_______________________*]
                  [*                           *_______________________*]
                  [*                           *_______________________*]
                  [*                           *_______________________*]

                  Total Number of Units:       [*      *       *]

                                    EXHIBIT E

                                PRODUCT WARRANTY

A.       WARRANTED AND UNWARRANTED PRODUCTS; EXCLUSIONS

AccelGraphics' Standard Graphics Accelerator Board Warranty and Standard Software Warranty and OEM's sole and exclusive remedies for such warranties are specified below. ACCELGRAPHICS' WARRANTIES STATED IN THIS SECTION ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESSED, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. No statement, including without limitation, representations regarding capacity, suitability for use or performance of Product(s), whether made by AccelGraphics employees or otherwise, shall be deemed to be a warranty by AccelGraphics for any purpose or give rise to any liability of AccelGraphics unless expressly contained in this Warranty.

The warranties in this section do not apply to any Product(s) which has been (i) altered, except by AccelGraphics or by another party adhering to AccelGraphics' instructions, or (ii) used in conjunction with another vendor's product resulting in a defect, or (iii) damaged by improper electrical power or environment, abuse, misuse, accident or negligence.

B.       LIMITED GRAPHICS ACCELERATOR BOARD WARRANTY

AccelGraphics warrants to OEM that the Graphics Accelerator Board covered by the Standard Graphics Accelerator Board Warranty will be free from defects in workmanship and materials for a period of thirty six (36) months commencing three (3) months after OEM's receipt of the Graphics Accelerator Board.

OEM's exclusive remedy, and AccelGraphics' sole obligation for any Graphics Accelerator Board failing to meet this standard Graphics Accelerator Board warranty shall be as follows:

In the event of a defect in workmanship or materials, AccelGraphics shall attempt, at its option, either to repair or replace the defective Graphics Accelerator Board or component and return it to OEM within ten (10) working days from receipt at AccelGraphics' designated factory or depot for reinstallation by OEM. All replaced Graphics Accelerator Board or components shall become AccelGraphics' property. AccelGraphics may, at its option, repair a defective Graphics Accelerator Board component or replace the defective Graphics Accelerator Board component or Graphics Accelerator Board with tested, operational new Graphics Accelerator Board component or Graphics Accelerator Board. Such Graphics Accelerator Board or Graphics Accelerator Board component to be replaced by AccelGraphics will be replaced with Graphics Accelerator Board/Graphics Accelerator Board components at the then current revision level of the applicable Graphics Accelerator Board/components. All in-warranty repairs or replacements will be warranted for a period of time equal to either the residual warranty period remaining under the thirty six (36) month warranty or the standard repair warranty of six (6) months, whichever is longer.

C.       LIMITED SOFTWARE WARRANTY

AccelGraphics warrants to OEM that Software covered by the Standard Software Warranty, as delivered by AccelGraphics and properly installed and operated on a designated system, will substantially conform to its specifications as stated in the Documentation provided with the Software for a period of thirty six (36) months commencing three (3) months after OEM's receipt of the Software. AccelGraphics does not warrant that any item of Software is error-free or that its use will be uninterrupted. If any item of Software fails to conform to its specifications as stated in the Documentation during this warranty period, OEM shall promptly notify AccelGraphics of, and adequately describe, the failure.

OEM's exclusive remedy and AccelGraphics' sole obligation shall be that AccelGraphics will use reasonable efforts to correct any such failure which is reported to AccelGraphics within the warranty period.

AccelGraphics shall not be obligated to remedy any Software defect which cannot be adequately repeated at either AccelGraphics' or OEM's facility.

D.      GENERAL

OEM shall not make any representations or warranties to any End Customer or third party beyond the representations and warranties found in this Agreement and AccelGraphics' written Product(s) documentation. OEM shall have complete responsibility and liability for the performance of its agreements with its End Customers. OEM shall indemnify and hold AccelGraphics harmless from and against any liability or expense arising out of any (a) representations or warranties made by OEM or its agents to any End Customer or third party or (b) acts or omissions of OEM under this Agreement or any other agreement or arrangement between the parties.

                                    EXHIBIT F


                             OEM WARRANTY PROCEDURE

1.       WARRANTY PROCEDURE

1.1 Replace from Inventory. If there is an apparent failure of any AccelGraphics' Product during the warranty period for such product, OEM agrees to replace the faulty unit from its inventory and return the allegedly defective Product to AccelGraphics.

1.2 Return Authorization. Before returning such Product, OEM must first contact AccelGraphics and obtain a Returned Material Authorization (RMA) number. The following information will be required to secure the RMA number for advanced warranty returns:

1.       Name of customer

2.       Serial number and shipment date of original Product

3.       Serial number and shipment date of replacement Product

4.       Offsetting no-charge purchase order to replenish inventory.

1.3 Return Procedure. Upon receipt of the RMA number, OEM will return the Product to AccelGraphics. The RMA number and unit serial number must be referenced on any and all correspondence regarding the unit, and must also be visible on the outside of the shipping container and referenced on all shipping documents. Product returned without prior approval of AccelGraphics will not be accepted. Product returned freight collect or C.O.D. will not be accepted.

1.4 No Fault Found. Any Product returned to AccelGraphics for repair under warranty for which there is NO FAULT FOUND will be returned freight collect, and a charge of $100 will be invoiced to OEM's account.

1.6 Packaging and Damage. All Products returned under warranty must be adequately packed in a AccelGraphics' shipping container or a container designated by AccelGraphics as acceptable. Damage incurred from improper or inadequate packaging will void all warranties.

                                    EXHIBIT G

                           OEM TAX EXEMPT CERTIFICATE

                             RESELLER CERTIFICATION


FIRM NAME:
          ------------------------------------------------------------

I HEREBY CERTIFY:

that I hold valid sellers permit No.

In the state of
                ------------------------------------------------------------

issued pursuant to the Sales and Use Tax Law, that I am engaged in the business of selling
       ------------------------------------------------------------------

that the tangible personal property described herein which I shall purchase FROM ACCELGRAPHICS, INC. will be resold by me in the form of tangible personal property, PROVIDED, however that in the event any of such property is used for any purpose other than retention, demonstration, or display while holding it for sale in the regular course of business, it is understood that I am required by the Sales and Use Tax law to report and pay the tax, measured by the purchase price of such property.

Description of property to be purchased: GRAPHICS CARDS



Dated: 2/5/96                      Signature:        /s/ Eddie C. Maxie
      -------------------                    ------------------------------

At:                                Name:             Eddie C. Maxie
   ---------------------                -----------------------------------

                                   Title:            VP Acquisition
                                         ----------------------------------

Phone:                             Address:
      -------------------                  --------------------------------

AccelGraphics



January 30, 1996



Mr. Stephen Johnson
Digital Equipment Corp.
100 Nagog Park, AKO 1-2/A 1 3
Acton, MA 01720

Dear Steve:

Enclosed please find two copies of the OEM Agreement for your review and signature on page 12. Also, please note tags for the following:

Exhibit C - please initial changes to 1 ft. of cable
Exhibit D - please complete one year forecast
Exhibit E - please complete the Reseller Certification

After completion, please send both copies back to me for signatures and I will send a fully executed copy back to you as soon as possible.

Best regards,

/s/ Nancy E. Bush

Nancy E. Bush
Chief Financial Officer